SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CITIGROUP INC.	CITIGROUP FUNDING INC.
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	DELAWARE
(State of Incorporation or Organization)	(State of Incorporation or Organization)

52-1568099	42-1658283
(I.R.S. Employer Identification no.)	(I.R.S. Employer Identification no.)

399 Park Avenue

New York, New York 10043

(Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-132370; 333-132370-01

                                                                                                                                                                        (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Premium mAndatory Callable Equity-linked secuRitieS (PACERSSM) Based Upon the Common Stock of Valero Energy Corporation Due 2008	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 8 through 20 of Citigroup Funding Inc.’s Prospectus dated March 10, 2006 (Registration Nos. 333-132370; 333-132370-01), as supplemented by the information under the headings “Summary Information — Q&A,” “Risk Factors Relating to the PACERS” and “Description of the PACERS” on pages S-2 through S-8, S-9 through S-13 and S-14 through S-22, respectively, of the Registrants’ related preliminary Prospectus Supplement, Subject to Completion, dated March 28, 2006, which information is incorporated herein by reference and made part of this registration statement in its entirety. The description of the PACERS contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the PACERS, is deemed to be incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.	Exhibits.

99 (A). Prospectus dated March 10, 2006, incorporated by reference to the Registrants’ automatic shelf registration statement on Form S-3 filed on March 10, 2006 (Registration Nos. 333-132370; 132370-1) (the “Registration Statement”).

99 (B). Preliminary Prospectus Supplement describing the Premium mAndatory Callable Equity-linked secuRitieS (PACERSSM) Based Upon the Common Stock of Valero Energy Corporation Due 2008, Subject to Completion, dated March 28, 2006, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated March 29, 2006.

99 (C). Form of Note.

99 (D). Senior Debt Indenture among the Registrants and The Bank of New York, dated as of June 1, 2005, incorporated by reference to Exhibit 4(a) of the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Citigroup Inc.
(Registrant)

By:	/s/ Charles E. Wainhouse
	Name:	Charles E. Wainhouse
	Title:	Assistant Treasurer

Citigroup Funding Inc.
(Registrant)

By:	/s/ Geoffrey S. Richards
	Name:	Geoffrey S. Richards
	Title:	Vice President and Assistant Treasurer

Date: April 20, 2006

INDEX TO EXHIBITS

Exhibit No.	Exhibit
99(A).	Prospectus dated March 10, 2006, incorporated by reference to the Registration Statement.

99(B).	Preliminary Prospectus Supplement describing the Premium mAndatory Callable Equity-linked secuRitieS (PACERSSM) Based Upon the Common Stock of Valero Energy Corporation Due 2008, Subject to Completion, dated March 28, 2006, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated March 29, 2006.

99(C).	Form of Note.

99(D).	Senior Debt Indenture among the Registrants and The Bank of New York, dated as of June 1, 2005, incorporated by reference to Exhibit 4(a) of the Registration Statement.

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